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                                                                    EXHIBIT 10.6


                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 13th day of February, 1998, by Health Products Research, Inc., a New Jersey corporation with its principal place of business at 3498 Route 22W, North Branch, New Jersey 08876 (the "Employer"), and Dr. Robert Brown, an individual residing at 12 Rosewood Court, Princeton Junction, New Jersey 08550 (the "Executive").

     WHEREAS, the parties wish to set forth the terms and conditions upon which the Employer will employ the Executive;

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.  Term of Employment; Title; Duties; Authority.
         ---------------------------------------------

     The Employer hereby employs the Executive, and the Executive hereby accepts employment with the Employer, upon the terms set forth in this Agreement, effective beginning on the date hereof (the "Effective Date") and ending on the third anniversary of the Effective Date. The Executive shall serve as the President and Chief Operating Officer of the Employer during the term of his employment under this Agreement. The Executive shall report to the person designated by the Chairman and Chief Executive Officer of Snyder Communications, Inc. ("Snyder") and the Executive shall perform such services consistent with his position as may be reasonably assigned to him from time to time by such person.

     2.  Extent of Services.
         -------------------

     The Executive agrees to devote his entire business time and attention to the performance of his duties under this Agreement. He shall perform his duties to the best of his ability and shall use his best efforts to further the interest of the Employer. The Executive represents and warrants to the Employer that he is able to enter into this Agreement and that his ability to enter into this Agreement and to fully perform his duties hereunder are not limited to or restricted by any agreements or understandings between the Executive and any other person. For the purposes of this Agreement, the term "person" means any natural person, corporation, partnership, limited liability partnership, limited liability company, or any other entity of any nature.

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     3.  Base Salary
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     The Employer shall pay the Executive a base annual salary of $210,000 subject to such increases as may be approved by the Board of Directors of the Employer (the "Base Salary"). The salary shall be payable periodically in accordance with the Employer's policies for executive personnel, less such deductions as may be required by law or reasonably requested by the Executive. The Employer will review the Executive's base salary to determine whether such base salary should be increased (but not decreased) no less often than annually in conjunction with its regular review of executive salaries.

     4.  Stock Option.
         -------------

         (a) On the Effective Date, as an inducement to enter into this employment agreement and in consideration of the Executive's services hereunder and including the Executive's obligations pursuant to Sections 8 and 9 hereof, Snyder will grant the Executive options to acquire 100,000 shares of Snyder common stock under and governed by the Snyder 1996 Stock Incentive Plan (the "Plan") at an exercise price equal to the closing sale price of Snyder's common stock on the New York Stock Exchange on the date hereof. The options so granted shall vest and become exercisable over a four year period with 25% being exercisable at the end of each completed year of service during such period, provided that in the event the Executive is terminated by the Employer without cause prior to the first anniversary of the Effective Date, then 25% of the options shall vest upon such termination. If the Executive's employment is terminated for any reason other than death, then that portion of the options granted to the Executive under this Section 4 which is vested at the time of such termination may be exercised by the Executive within 90 days of such termination, and any vested portion which is not timely exercised shall be forfeited by the Executive and his estate. Any options which have not vested as of the date of termination of the Executive's employment with the Company for any reason, including death or disability, shall terminate and be forfeited by the Executive.

         (b) Subject to earlier termination as provided in the Plan or this Agreement, all options granted pursuant to Section 4(a) shall expire on the tenth anniversary of the Effective Date.

     5.  Severance.
         ---------

         (a) The Executive is an employee "at will" and may be terminated by the Employer at any time with or without cause.

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         (b) If the Executive is terminated by the Employer without cause or leaves voluntarily for "good reason" (as defined below) at any time during the term hereof or in the event that, while the Executive is employed by the Employer, the Employer is sold, whether through merger, sale of substantially all of its assets, stock transfer or otherwise, during the two year term of this Agreement (an "HPR Divestiture"), the Executive shall receive from the Employer a severance payment equal to one-half the annual Base Salary then in effect within ten (10) days of the date of his termination minus such deductions as may be required by law or reasonably requested by the Executive (the "Severance Payment"); provided, however, that the Employer shall have no obligation to make
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the Severance Payment to the Executive if, as a result of the HPR Divestiture, the Executive becomes an employee of the purchaser of the Employer.

         (c) For the purposes of this Agreement, "cause" shall mean any of the following: (i) gross negligence or willful misconduct in the performance of the Executive's duties hereunder; (ii) conviction of any felony, or any misdemeanor involving dishonesty, fraud, or moral turpitude; (iii) physical or mental incapacity for a period of five (5) consecutive months (such period of incapacity shall be deemed to be continuously consecutive unless Executive has returned to work on a full-time basis for eight (8) consecutive weeks); (iv) the occurrence of any wrongful and intentional act or omission by Executive which has a material adverse impact on the business, properties, results of operations, condition (financial or otherwise) or prospects of the Employer; or
(v) the failure of the Executive, for any reason, to devote his full time and efforts in a diligent manner to the performance of his duties and responsibilities hereunder.

         (d) For the purposes of this Agreement, "good reason" shall mean any of the following: (i) any material breach by the Employer of its obligations under this Agreement, which continues without cure for a period of 30 days after written notice thereof is given by Employee to Employer; or (ii) the imposition on the Employee of duties and responsibilities without his consent which are both (i) a substantial alteration of the Employee's current duties and responsibilities and (ii) inconsistent with the Employee's position with the Company, except under circumstances which would constitute cause for termination under clause (c).

     6.  Fringe Benefits.
         ---------------

         (a) The Executive shall be entitled to all benefits generally available to employees of the Employer of similar levels of authority.

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        (b) The Executive shall be eligible to receive annual discretionary bonuses determined by the Board of Directors of Employer based on the Executive's performance.

        (c) The Executive shall be entitled to five (5) weeks of vacation during each year of employment. Such vacation shall be taken at such times as the Executive and his designated superior shall agree. The Executive shall be entitled to sick leave and holidays in accordance with the policy of the Employer as to its executive employees.

     7. Reimbursement of Business Expenses.
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     The Employer shall reimburse the Executive in accordance with Employer's policies for all reasonable out-of-pocket costs incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as the Employer may reasonably request.

     8. Non-Solicitation and Non-Competition.
        ------------------------------------

        (a) The Executive agrees that while the Executive is employed pursuant to this Agreement and for a period of two years following termination of the Executive's employment by the Employer for any reason (the "Non-Competition Period"), whether by action of the Executive or the Employer, the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, executive, director, proprietor, joint venturer, trustee, employee, employer, consultant, stockholder, partner or in any other capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Employer, including without limitation any business involving marketing consulting to, or contract sales, detailing and marketing support or any other marketing services for, pharmaceutical companies (collectively, "Employer's Current Business"); it being agreed that employment directly by a pharmaceutical company shall not violate the provisions of this
Section 8(a).

        (b) During the Non-Competition Period, the Executive will not, for his own benefit or for the benefit of any person or entity other than the Employer,
(i) solicit, or assist any person or entity other than the Employer to solicit, any officer, director, executive or employee of the Employer to leave his employment, (ii) hire or cause to be hired any present or former officer, director, executive or employee of the Employer, or (iii)

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engage any present or former officer, director, executive or employee of the
Employer as a partner, contractor, sub-contractor, employee, or consultant.

        (c) During the Non-Competition Period, the Executive will not knowingly and willfully (i) solicit, or assist any person or entity other than the Employer to solicit, any person or entity that is a client of the Employer, or has been a client of the Employer during the prior twelve (12) months, to furnish marketing consulting services or contract sales, detailing and marketing support or any other marketing services for pharmaceutical companies or any other products or services the Employer provides to a client, or (ii) interfere with any of Employer's business relationships.

        (d) The Executive acknowledges that (i) the markets served by the Employer are national in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and
(ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Employer.

        (e) Nothing in this Agreement shall be deemed to prohibit the Executive from owning, solely as an investment, securities of any person which are traded on a national securities exchange or quoted on a inter-dealer quotation system, provided that such securities constitute two percent (2%) or less of the
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outstanding equity securities of any such person and the Executive is not a controlling person of, or a member of a group which controls, such person.

     9. Confidential Information.
        ------------------------

        (a) The Executive shall not (for his own benefit or the benefit of any person or entity other than the Employer) use or disclose any of the Employer's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how," computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public and to the extent not independently generated by the Executive or others without any reference to any of the Employer's trade secrets or other confidential information, and such materials constituting plans for future development. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through

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a breach of this Agreement or is disclosed to the Executive by a third party who is entitled to receive and disclose such information or such disclosure is required by law.

          (b) Upon the effective date of notice of the Executive's or the Employer's election to terminate this Agreement, or at any time upon the request of the Employer, the Executive (or his heirs or personal representatives) shall deliver to the Employer all documents and materials containing trade secrets and confidential information relating to the Employer's business and all documents, materials, and other property belonging to the Employer, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

          (c) All discoveries and works made or conceived by the Executive during and in the course of his employment by the Employer, jointly or with others, that relate to the Employer's activities shall be owned by the Employer. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works or authorship, including materials which relate to direct sales, telemarketing, wall media products, sampling/comparing or services. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Employer to evidence or better assure title to such discoveries and works by the Employer, assist the Employer in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Employer and to protect its title thereto. Any discoveries and works which, within six months after the termination of the Executive's employment by the Employer, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with, and in his capacity as an employee of, the Employer shall, as between the Executive and the Employer, be presumed to have been made during the Executive's employment by the Employer.

     10. Enforcement.
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     The parties to this Agreement mutually agree that, in recognition of
Employer's dependence on Executive's experience to carry out its business plan and Executive's senior and key position in the Employer, the restrictions detailed in Sections 8 and 9 of this Agreement are necessary and appropriate to give effect to the intended relationships of the parties. Executive agrees that because damages arising from violations of

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Sections 8 and 9 of this Agreement are extremely difficult to quantify with certainty, injunctive relief will be necessary to effect the intent of such Sections. Accordingly, Executive hereby consents to the imposition of a preliminary or permanent injunction as a remedy to his breach of Sections 8 and 9 of this Agreement.

     It is the desire and intent of the parties hereto that the restrictions set forth in Sections 8 and 9 of this Agreement shall be enforced and adhered to in every particular, and in the event that any provision, clause or phrase shall be declared by a court of competent jurisdiction to be judicially unenforcable either in whole or in part -- whether the fault be in duration, geographic coverage or scope of activities precluded -- the parties agree that they will mutually petition the court to sever or limit the unenforcable provision so as to retain and effectuate to the greatest extent legally permissible the intent of the parties as expressed in Sections 8 and 9 of this Agreement.

     11. Miscellaneous.
         -------------

         (a) All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in writing from time to time.

         (b) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         (c) This Agreement constitutes the entire agreement between the parties and supercedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         (d) This Agreement may be amended or modified only by a written instrument executed by both the Employer and the Executive.

         (e) This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey, without regard to its conflicts or laws principles.

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     (f) This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by him.

     (g) No delays or omission by the Employer or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Employer or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     (h) The captions appearing in this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     (i) In case any provision of this Agreement shall be held by a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     (j) The Employer shall indemnify the Employee to the fullest extent permitted under New Jersey law for claims arising from his service as an officer and/or director of the Employer or any of its subsidiaries.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


EMPLOYER                            EXECUTIVE

HEALTH PRODUCTS RESEARCH, INC.

By:
   ---------------------------      -------------------------
   Name:                            ROBERT BROWN
   Title:


AGREED:

SNYDER COMMUNICATIONS, INC.

By:
   ---------------------------
   Name:
   Title:


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